Exhibit (e)(xxi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K



                              VISION GROUP OF FUNDS

                            SHAREHOLDER SERVICES PLAN

     This Shareholder Services Plan ("Plan"), as adopted on November 1, 2000, by the Board of Trustees of Vision Group of Funds (the "Fund"), a Delaware business trust with respect to certain classes of shares ("Classes") of the portfolios of the Fund set forth in exhibits hereto.

     1. This Plan is adopted to allow the Fund to make payments as  contemplated
herein  to  obtain  certain  personal  services  for  shareholders   and/or  the
maintenance of shareholder accounts ("Services").

     2. This Plan is designed to compensate broker/dealers and other participating financial institutions and other persons ("Providers") for providing services to the Fund and its shareholders. The Plan will be administered by Federated Services Company, ("FSCo"). In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee in respect of the Classes set forth on the applicable exhibit, computed at the annual rate not to exceed .25 of 1% of the average aggregate net asset value of the shares of such Classes of the Fund held during the month.

     3. Any payments made by the Funds to any Provider pursuant to this Plan will be made pursuant to the "Shareholder Services Agreement" entered into by FSCo on behalf of the Fund and the Provider.

     4. The Fund has the right (i) to select, in its sole discretion, the Providers to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Shareholder Services Agreement.

     5. Quarterly in each year that this Plan remains in effect, FSCo shall prepare and furnish to the Board of Trustees of the Fund, and the Board of Trustees shall review, a written report of the amounts expended under the Plan.

     6. This Plan shall become effective with respect to each Class (i) after approval by majority votes of: (a) the Fund's Board of Trustees; and (b) the Disinterested Trustees of the Fund; and (ii) upon execution of an exhibit adopting this Plan.

     7. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Fund and of the Disinterested Trustees.

     8. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Trustees; or (b) a vote of a majority of the outstanding voting securities of the Fund as defined in Section 2(a)(42) of the Act.

     9. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 8 herein.

     10. The execution and delivery of this Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Plan are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

     11. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

      Witness the due execution hereof this 1st day of November, 2000.

                                    Vision Group of Funds

                                    By:  /S/ BETH S. BRODERICK
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                    EXHIBIT A

                         to Shareholder Services Plan of

                        the Vision Group of Funds (the "Fund")
                             dated November 1, 2000

                         CLASSES COVERED BY THIS PLAN :

                                 CLASS A SHARES:

                       Vision Intermediate Term Bond Fund

                        Vision International Equity Fund

                           Vision Large Cap Core Fund

                          Vision Large Cap Growth Fund

                             Vision Large Cap Value

                 Vision Managed Allocation Fund - Conservative Growth
                  Vision Managed Allocation Fund - Aggressive Growth

                   Vision Managed Allocation Fund - Moderate Growth

                            Vision Mid Cap Stock Fund

                            Vision Money Market Fund

                      Vision New York Municipal Income Fund

                   Vision New York Tax-Free Money Market Fund

                    Vision Pennsylvania Municipal Income Fund

                           Vision Small Cap Stock Fund

                        Vision Treasury Money Market Fund

                     Vision U.S. Government Securities Fund

                                 CLASS B SHARES:

                        Vision International Equity Fund

                           Vision Large Cap Core Fund

                          Vision Large Cap Growth Fund

                           Vision Large Cap Value Fund

                            Vision Mid Cap Stock Fund

                           Vision Small Cap Stock Fund

                                 CLASS S SHARES:

                            Vision Money Market Fund

                        Vision Treasury Money Market Fund

                                    VISION GROUP OF FUNDS

                                    By:  /S/ BETH S. BRODERICK
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:   Vice President

Dated:  November 1, 2000